                                                                   EXHIBIT 99.25

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.

                              HEALTHEON CORPORATION

                    SERIES B PREFERRED STOCK PURCHASE WARRANT


         THIS CERTIFIES THAT, for value received W. MICHAEL LONG ("Holder"), is entitled to purchase up to seven hundred fifty thousand (750,000) shares of Series B Preferred Stock (the "Shares") of HEALTHEON CORPORATION, a Delaware corporation (the "Company"), subject to the terms and conditions of this Warrant set forth herein, at an exercise price per share of two dollars ($2.00) (the "Warrant Price"), as adjusted from time-to-time pursuant to Section 3 below.

         1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, only during the period (the "Exercise Period") commencing on July 11, 1997 and expiring automatically on July 10, 2000, at the close of business.

         2.       Method of Exercise and Payment.

                  (a) Method of Exercise. Subject to Section 1 hereof and compliance with all applicable federal and state securities laws, the purchase right represented by this Warrant only may be exercised, in whole or in part, by the Holder by (i) surrender of this Warrant and delivery of the Notice of Exercise (the form of which is attached hereto as Exhibit A), duly executed, at the principal office of the Company during the Exercise Period and (ii) payment to the Company during the Exercise Period of an amount equal to the product of the then applicable Warrant Price multiplied by the number of Shares then being purchased pursuant to one of the payment methods permitted under Section 2(b) (or as set forth below in Section 2(c)).

                  (b) Method of Payment. Payment shall be made by: (1) check drawn on a United States bank and for United States funds made payable to the Company, (2) wire transfer of United States funds to the account of the Company, (3) cancellation of indebtedness of the Company, (4) by surrender of shares of Common Stock of the Company provided that: (i) if such shares Common Stock have been acquired pursuant to a Company granted option, such shares have been held by Holder for more than six months as of the date of surrender; and
(ii) such surrendered shares of Common Stock have a "fair market value" on the date of exercise equal to the applicable Warrant Price, or (5) any combination of the foregoing, at the option of the Holder.

                  (c) Net Issue Exercise. At the Company's option, in lieu of paying the aggregate Warrant Price for the Shares by one of the payment methods specified in Section 2(b) above, the Company may permit the Holder to receive Shares equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of a request to allow a Net Issue Exercise. In the event that the Company, in its sole discretion, elects to permit a Net Issue Exercise, the Company shall issue to the Holder a number of shares of the Company's Series B Preferred Stock computed using the following formula:

                                 Y(A-B)
                           X = ----------
                                   A


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Where X =         the number of shares of Series B Preferred Stock
                  to be issued to Holder.

      Y = the number of shares of Series B Preferred Stock purchasable under this Warrant.

      A = the fair market value of one share of the Company's Series B Preferred Stock (at the date of calculation).

      B =         Warrant Price (as adjusted to the date of such calculation).

         For the purposes of the above calculation, the fair market value of the Series B Preferred Stock shall mean with respect to each share of Series B Preferred Stock.

                           (i) the product of (x) the number of shares of Common
Stock into which each share of Series B Preferred Stock is convertible at the time of exercise and (y) the average of the closing bid and asked prices of the Company's Common Stock quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the ten trading days prior to the date of determination of fair market value; or

                           (ii) if the Company's Common Stock is not traded
Over-The-Counter or on an exchange, fair market value of each share of the Series B Preferred Stock shall be determined in good faith by the Company's Board of Directors. Receipt and acknowledgement of this Warrant by the Holder shall be deemed to be an acknowledgement and acceptance of any such fair market value determination by the Company's Board of Directors as the final and binding determination of such value for purposes of this Warrant.

                  (d) Delivery of Certificate. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within thirty (30) days of delivery of the Notice of Exercise and, unless this Warrant has been fully exercised or has expired, a new warrant representing the portion of the Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such thirty (30) day period.

                  (e) No Fractional Shares. No fractional Shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall make a cash payment therefor upon the basis of the fair market value per Share as of the date of exercise (as determined above).

         3. Adjustments. The number and kind of securities issuable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Reorganization, Consolidation or Merger. In the case of any reorganization, consolidation or merger of the Company (including, without limitation, any change of control transaction whereby immediately following such transaction or series of transactions 50% or more of the Company's outstanding capital stock is held by new stockholders) with or into another corporation, the Company, or such successor entity, as the case may be, shall execute a new warrant providing that the Holder shall have the right to exercise such new warrant and, upon such exercise, to receive, in lieu of each Share issuable upon exercise of this Warrant, the number and kind of shares of stock, other securities, money or property receivable upon such reorganization, consolidation or merger by a holder of the number of Shares then purchasable with this Warrant. Such new warrant shall contain provisions relating to the rights and obligations of the Holder and the Company after such reorganization, consolidation or merger that shall have, as nearly as possible after appropriate adjustment, the same effect as the provisions of this Warrant, including the provisions of this Warrant relating to the vesting schedule, exercise price and number and type of shares of stock deliverable upon exercise.

                  (b) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine its authorized stock that is of the same class and/or series as the Shares, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this subsection (b) shall become effective at the close of business on the date the split, subdivision or combination becomes effective.

                  (c) Stock Dividends. If the Company at any time while this Warrant remains outstanding and unexpired shall pay a stock dividend with respect to the shares of stock of the same class and/or series as the Shares, or make any other distribution with respect to such shares (except any distribution specifically provided for in Sections 3(a) or 3(b) above) of similar shares, the Warrant Price shall be adjusted, from and after the date of determination of the stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of the shares of stock of the same class and/or series as the Shares outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of such shares outstanding immediately after such dividend or distribution. Any adjustment under this subsection (c) shall become effective at the close of business on the date such stock dividend becomes effective.

                  (d) Reclassification, Exchange or Substitution. If the Shares issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than a split, subdivision or combination of the Shares pursuant to Section 3(b), the Holder shall, upon exercise of this Warrant, be entitled to purchase, in lieu of the shares which the Holder would have been entitled to purchase but for such change, the number and kind of shares of stock receivable upon such reclassification, exchange or substitution by a holder of shares of the shares of stock of the same class and/or series as the Shares.

         4. Notice of Adjustments. Whenever the number or kind of Shares or the Warrant Price shall be adjusted pursuant to Section 3 hereof, the Company shall mail to the Holder, at least ten (10) days prior to the event requiring such adjustment, a notice setting forth, in reasonable detail, the event requiring the adjustment, and, within thirty (30) days after any such adjustment, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the number or kind of shares or the Warrant Price or Warrant Prices after giving effect to such adjustment, and shall cause a copy of such certificate to be delivered to the Holder.

         5. Company's Representations. All Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance in accordance with this Warrant, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise right represented by this Warrant, a sufficient number of shares of Series B Preferred Stock to provide for the exercise of the purchase right represented by this Warrant.

         6. Compliance with Securities Act; Transferability and Negotiability of Warrant; Disposition of Shares; Repurchase Option.

                  (a) Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon the exercise hereof are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon the exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"). Upon the exercise of this Warrant, the Holder shall confirm in writing, in a form reasonably satisfactory to the Company, that the Shares so issued are being acquired solely for its own account and not as a nominee for any other party and not with a view toward resale or distribution thereto. This Warrant and the Shares to be issued upon the exercise hereof (unless registered under the Act) shall be imprinted with a legend in substantially the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.

                  In addition, this Warrant and the Shares to be issued upon the exercise hereof shall bear any legends required by the securities laws of any applicable states.

                  (b) Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including, if the transfer is being made other than in a transaction registered under the Securities Act or exempt from registration under Rule 144 under the Securities Act, the delivery of investment representation letters and, if the transfer is being made other than in a transaction registered under the Securities Act, the delivery of legal opinions satisfactory to the Company, if requested by the Company) and unless the transfer is to a transferee or assignee who the Company does not reasonably consider to be an actual or potential competitor of the Company. Subject to the provisions of this Warrant with respect to compliance with the Securities Act, title to this Warrant may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. The Company shall act promptly to record transfers of this Warrant on its books, but the Company may treat the registered holder of this Warrant as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                  (c) Disposition of Shares. With respect to any offer, sale, transfer or other disposition of any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Shares, the Holder and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of legal counsel for such holder, reasonably satisfactory to the Company and its legal counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act or any other federal or state securities laws) of such Shares and indicating whether or not under the Act, certificates for such Shares to be sold or otherwise disposed of require any restrictive legend as to the applicable restrictions on transferability in order to insure compliance with the Securities Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of such Shares, all in accordance with the terms of the notice delivered to the Company. Each certificate representing the Shares thus transferred (except a transfer pursuant to Rule 144(K)) shall bear a restrictive legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of legal counsel for the holder, such legend is not required in order to insure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

                  (d) Company Repurchase Option. The Company has a repurchase option with respect to the Shares issuable upon exercise of this warrant pursuant to the terms set forth in the Series B Preferred Stock Purchase Agreement, dated as of July 11, 1997 ("Purchase Agreement"), by and between the Company and

Holder ("Repurchase Right"). The Shares to be issued upon exercise of this Warrant shall be imprinted with a legend substantially in the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF REPURCHASE OPTION HELD BY THE COMPANY OR ITS ASSIGNEE(S), AS SET FORTH IN THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT DATED JULY 11, 1997 BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY."

                  (e) Stop-Transfer Notices. Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                  (f) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Warrant or the Purchase Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchase or other transferee to whom such Shares shall have been so transferred.

         7. Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, transfer of assets or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares issuable upon exercise hereof shall have become deliverable, as provided herein.

         8. Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or five (5) days after mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

         9. Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.


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         11.      Expiration. The right to exercise this Warrant shall expire at
5:00 P.M., Pacific Standard Time, on July 10, 2000, if not terminated earlier pursuant to any other provision of this Warrant.

                                             HEALTHEON CORPORATION


                                             By: /s/ JIM CLARK
                                                --------------------------------
                                                           Jim Clark
                                                      Chairman of the Board



Warrant Terms Accepted by:

HOLDER:

W. MICHAEL LONG

         By: /s/ W. MICHAEL LONG
            --------------------------------

         Name:    W. MICHAEL LONG

                                    EXHIBIT A

                               NOTICE OF EXERCISE



TO:      HEALTHEON CORPORATION

         1. The undersigned Holder of the attached original, executed Series B Preferred Stock Purchase Warrant (the "Warrant") hereby elects to exercise its purchase right under such Warrant with respect to ___________ shares of Series B Preferred Stock of Healtheon Corporation (the "Company").

         2. The undersigned Holder elects to exercise the Warrant for such shares (the "Exercise Shares") in the following manner:

                  [ ]      by the enclosed check drawn on a United States bank
and for United States funds made payable to the Company in the amount of $_________________;

                  [ ]      by wire transfer of United States funds to the
account of the Company in the amount of $_______________, which transfer has been made before or simultaneously with the deliver of this Notice pursuant to the instructions of the Company;

                  [ ] by cancellation of indebtedness of the Company in the amount of $____________;

                  [ ] by surrender of shares Common Stock of the Company pursuant to Section 2(b)(4) of the Warrant;

                  [ ] by the combination of the foregoing indicated above or on the attached sheet;

                  [ ] net issue exercise pursuant to Section 2(c) of the Warrant, if permitted by the Company.

         3. Please issue a stock certificate or certificates representing the appropriate number of shares in the name of the undersigned or in such other names as is specified below:

                  Name:
                                    ----------------------------------
                  Address:
                                    ----------------------------------

                                    ----------------------------------

                  Tax Ident. No.:
                                    ---------------------------

                                             HOLDER:

                                             W. MICHAEL LONG


                                             By:
                                                --------------------------------

                                             Date:
                                                  ------------------------------

                  AMENDMENT TO SERIES B STOCK PURCHASE WARRANT


         This AMENDMENT TO SERIES B STOCK PURCHASE WARRANT (this "AMENDMENT") is made and entered into as of June 18, 2000 by and between Healtheon/WebMD Corporation (the "COMPANY") and W. Michael Long (the "HOLDER").

         WHEREAS, the Company issued to the Holder that certain Series B Preferred Stock Purchase Warrant (the "WARRANT") providing for the purchase by Holder of up to 750,000 shares of Series B Preferred Stock of the Company (the "SERIES B PREFERRED STOCK") at an exercise price of $2.00 per share at any time commencing July 11, 1997 through and until July 10, 2000;

         WHEREAS, on May 19, 1998, all outstanding shares of Series B Preferred Stock were converted into shares of common stock, par value $0.0001 per share, of the Company (the "COMMON STOCK") on a one-for-one basis and the Warrant became exercisable for up to 750,000 of shares of Common Stock at an exercise price of $2.00 per share; and

         WHEREAS, the Company and the Holder wish to enter into this Amendment to provide for the extension of the period for exercise by five years, which extension was approved by the Company's Compensation Committee at its meeting held Sunday, June 18, 2000.

         NOW, THEREFORE, in consideration of the terms, covenants and conditions set forth in this Amendment, the Company and the Holder agree as follows:

         1. ACKNOWLEDGEMENT OF CHANGE IN TERMS OF THE WARRANT. Each of the Company and the Holder acknowledges and agrees that, as a result of the conversion of the Series B Preferred Stock into Common Stock, the Warrant is and has been at all time from and after May 19, 1998, exercisable for up to 750,000 shares of Common Stock at an exercise price of $2.00 per share.

         2. AMENDMENT OF SECTION 1. Section 1 of the Warrant is hereby amended by deleting the phrase "July 10, 2000" and inserting in lieu thereof the phrase "July 10, 2005."

         3. AMENDMENT OF SECTION 11. Section 11 of the Warrant is hereby amended by deleting the phrase "July 10, 2000" and inserting in lieu thereof the phrase "July 10, 2005."

         4. MODIFICATION. Except as contemplated by this Amendment, the terms and conditions of the Warrant shall remain in full force and effect.

                      [SIGNATURES FOLLOW ON THE NEXT PAGE]

         IN WITNESS WHEREOF, the Company and the Holder have executed this Amendment to be effective as of the date indicated above.


                                    HEALTHEON/WEBMD CORPORATION



                                    By:/s/ JOHN L. WESTERMANN III
                                       -----------------------------------------
                                    Name: John L. Westermann III
                                    Title: Executive Vice President, Chief
                                           Financial Officer, Treasurer
                                           and Secretary


                                       /S/ W. MICHAEL LONG
                                    --------------------------------------------
                                                  W. MICHAEL LONG


                                       2